EXHIBIT 99.C(5)

                         INTELLIGENT CONTROLS, INC.

                EMPLOYEE RESTRICTED STOCK PURCHASE AGREEMENT

      This Agreement is made as of the ___ day of ________, 1998, by and between INTELLIGENT CONTROLS, INC., a Maine corporation (the "Company"), and Roger E. Brooks ("Purchaser").

      In consideration of the mutual covenants and representations herein set forth, the Company and Purchaser agree as follows:

      1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Purchaser and Purchaser agrees to purchase from the Company on the Closing Date (as herein defined), 486,923 shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), at a price of $3.25 per share (the "Issue Price"). The purchase price for the Shares shall be paid by Purchaser as follows:

            (i)   $250,000 in cash; and

            (ii) $1,332,500 by promissory note in the form attached hereto as Exhibit A (the "Note"). As security for the payment of the Note and any renewal or modification thereof, Purchaser hereby grants to the Company a security interest in, and pledges and delivers to the Company, the Shares, to be held in escrow pursuant to Section 7 hereof.

      2. Closing. The purchase and sale of the Shares shall occur at a closing (the "Closing") to be held at such time and place as designated by the Company by written notice to Purchaser. The Closing shall take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, the Company will issue a certificate representing the Shares registered in the name of Purchaser against receipt of the Note and a certified check in the amount of $250,000.

      3. (a) Repurchase Option. In the event Purchaser's employment with the Company is terminated as provided in Section 4 of that certain Employment Agreement between the Company and Purchaser dated as of _____________, 1998 (the "Employment Agreement"), the Company shall have the option to repurchase up to all of the Unvested Shares (as defined below) at the Issue Price. In the event the Company exercises its repurchase option as set forth in this Section 3(a), the Company shall, within thirty (30) days after Purchaser's termination of employment, give to Purchaser a written notice specifying the number of Unvested Shares it is electing to repurchase and the time for closing, which closing shall be held at the Company's principal office and shall occur no earlier than 10 days and no later than 20 days after the date such notice is given. Upon the date of any such notice from the Company, the interest of Purchaser in the Unvested Shares specified in such notice shall automatically terminate, except for Purchaser's right to receive payment from the Company for such Unvested Shares. Payment for such Unvested Shares may, at the option of the Company, be made by cancellation of the corresponding amount due under the Note.

      (b) Vesting. The repurchase option set forth in Section 3(a) with respect to the Shares shall lapse and such Shares shall automatically become vested (all Shares as to which such repurchase option shall have not lapsed being referred to as "Unvested Shares"):

            (i)  with respect to 76,923 Shares at the time of the Closing;

            (ii) with respect to 25,625 of the remaining number of Shares upon the passage of every three months;

            (iii) with respect to all of the remaining Shares upon the sale of all or substantially all of the Company's assets or stock, or a upon a "change of control" of the Company. A "change of control" means:

                  (A) any person or entity, other than an existing Company shareholder, becomes the beneficial owner of 50% or more of the voting power of the Company;

                  (B) a change in the majority of the Company's directors, other than a change approved by the Company's current shareholders; or

                  (C) a sale of substantially all of the Company by sale of assets, stock, merger, consolidation or other reorganization; provided, however, that a reorganization or recapitalization of the Company not constituting a sale to a purchaser for value will not constitute a sale resulting in a lapse of such repurchase option; and

            (iv) with respect to 102,500 of the remaining number of Shares in the event of termination of Purchaser's employment with the Company pursuant to Sections 4(b) or 4(c) of the Employment Agreement (or upon an event treated as a termination without "cause" pursuant to Section 5(e) or 5(f) of the Employment Agreement), in addition to any Shares which have previously vested.

      4.  Stock Splits, etc.  If from time to time during the term of this
Agreement:

            (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company; or

            (b) there is any consolidation, merger or sale of all or substantially all of the assets of the Company;

then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of the Shares shall be immediately subject to this Agreement and be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to the terms of this Agreement. While the aggregate purchase price shall remain the same after each such event, the number of shares vesting thereafter under Section 3(b) of this Agreement and the purchase price per share upon exercise of the repurchase option described in Section 3 shall be appropriately adjusted.

      5. Legends. All certificates representing any of the Shares subject to the provisions of this Agreement shall have endorsed thereon the following legends:

      (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION IN FAVOR OF THE COMPANY AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

      (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      6. Purchaser's Representations. In connection with his purchase of the Shares, Purchaser hereby represents and warrants to the Company as follows:

      (a) Investment Intent; Capacity to Protect Interests. Purchaser is purchasing the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Act. Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for Purchaser's account only, and neither in whole or in part for any other person. Purchaser either has a pre-existing business or personal relationship with the Company or its officers, directors or controlling persons or by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

      (b) Information Concerning Company. Purchaser has heretofore discussed the Company and its plans, operations and financial condition with the Company's officers and has heretofore received all such information as Purchaser has deemed necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Shares, and Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

      (c) Economic Risk. Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and Purchaser is able to hold the Shares for an indefinite period of time and suffer a complete loss on his investment.

      (d) Restricted Securities. Purchaser understands and acknowledges that:

            (i) the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and the Company is under no obligation to register the Shares;

            (ii) the share certificate(s) representing the Shares will be stamped with the legends specified in Section 7 hereof; and

            (iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

      (e) Disposition under Rule 144. Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"); that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment for the Shares, and even then will not be available unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

      (f) Further Limitations on Disposition. Without in any way limiting his representations set forth above, Purchaser further agrees that he shall in no event make any disposition of all or any portion of the Shares unless and until:

            (i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

            (ii)(A) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) Purchaser shall have furnished the Company with an opinion of Purchaser's counsel to the effect that such disposition will not require registration of such Shares under the Act, and (C) such opinion of Purchaser's counsel shall have been concurred in by counsel for the Company and the Company shall have advised Purchaser of such concurrence.

      7. Escrow. As security for the faithful performance of the terms of this Agreement and the Note and to ensure the availability for delivery of the Shares upon exercise of the repurchase option of the Company herein provided, Purchaser agrees to deliver to and deposit with the Secretary of the Company, to be held in escrow by the Company as pledgee, two stock assignments duly endorsed (with date and number of shares blank) with the certificate or certificates evidencing the Shares. Such documents are to be held by the Company pursuant to the terms of that certain Pledge Agreement between the Company and Purchaser of even date herewith. After the Note has been fully repaid, the Company shall deliver to Purchaser all vested Shares.

      8. Transfers not Recognized. The Company shall not be required (i) to transfer on its books any of the Shares which shall have been transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

      9.  Rights as Stockholder.  Subject to the provisions of Section 3 and
Section 7, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares, including without limitation the right to vote and the right to receive any dividends payable with respect thereto.

      10. Taxes. Purchaser acknowledges that an amount equal to the fair market value of the Shares, to the extent in excess of the Issue Price, shall constitute income received by Purchaser for income tax purposes, and that provision must be made for income taxes to be withheld by the Company with respect to the Shares, whenever and to the extent that the Shares vest pursuant to Section 3(b) of this Agreement, or upon the execution of this Agreement if Purchaser makes an election pursuant to Section 83(b) of the Internal Revenue Code. Purchaser agrees that Purchaser will make appropriate provisions for the collection and payment of such withholding taxes, in whatever manner is reasonably determined by the Company, including without limitation payment by Purchaser to the Company of cash in the amount of required withholding taxes or withholding from other compensation due Purchaser. The parties believe that the fair market value of the Shares at the Closing Date equals the Issue Price.

      11. Miscellaneous. (a) Any notice hereunder shall be in writing personally delivered by courier or mailed by registered or certified mail, postage prepaid, and addressed to Purchaser at the address appearing in the records of the Company or to the Company at its principal executive offices, or at such other address as may be specified by Purchaser or the Company to the other party by notice given in the manner herein provided. A notice shall be deemed to have been given and received upon the earlier of (i) three business days after the date on which it is deposited in the U.S. mails or (ii) receipt by the party to whom such notice is directed.

      (b) No waiver by a party hereto of a breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision thereof.

      (c) Purchaser acknowledges that the remedy at law for any breach of this Agreement will be inadequate, and agrees that the Company shall, in addition to whatever other remedies it may have, be entitled to injunctive relief.

      (d) This Agreement shall be governed by the laws of the State of Maine. This Agreement sets forth the entire agreement between the parties concerning the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof. No amendment or modification hereof will be effective unless it is in writing and signed by the parties.

      (e) The Company may assign its rights and delegate its duties under this Agreement, including its rights under Section 3 hereof. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his heirs, executors, administrators, successors and assigns.

      (f) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser's employment, for any reason, with or without cause.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                       INTELLIGENT CONTROLS, INC.


                                       By: _____________________________
                                           Title:


                                       PURCHASER:


                                       _________________________________
                                       Roger E. Brooks

EXHIBIT A:  Form of Purchaser's
            Promissory Note



                               PROMISSORY NOTE

$1,332,500.00                                      Boston, Massachusetts
                                                   [___________, 1998]


      FOR VALUE RECEIVED, the undersigned, Roger E. Brooks, hereby promises to pay to the order of Intelligent Controls, Inc. (the "Payee"), as hereinafter provided, the principal sum of ONE MILLION THREE HUNDRED THIRTY TWO THOUSAND FIVE HUNDRED DOLLARS, with interest on all unpaid principal, from and including the date hereof, at the rate of [insert applicable federal rate] per annum. Interest shall be computed on the basis of a year of 360 days and actual number of days elapsed.

      Said principal sum and interest thereon shall be due and payable on demand on or after [___________________], 2003.

      The undersigned shall have the right at any time or times, without penalty, to prepay, up to the entire unpaid principal balance hereof, provided that there is paid with each such payment all interest accrued and unpaid on the amount thereof to the date of payment.

      The amount of all principal and (to the extent permitted by then applicable law) all interest which is not paid when due (whether on demand or by acceleration) shall bear interest, until payment of such overdue amount in full, at the rate of twelve percent (12%) per annum, or the maximum rate of interest, if lower, permitted by applicable law.

      All payments of interest and principal shall be made at the principal office of the Payee, at 74 Industrial Park Road, Saco, Maine 04072, or at such other place as the holder hereof may from time to time designate. All payments hereunder shall first be applied to unpaid accrued interest and the balance, if any, to principal. If, however, the holder has incurred costs and expenses of collection in enforcing this note, as described below, such payments shall first be applied thereto.

      The occurrence of any of the following events shall constitute a default under this note:

      A. default in the payment of any principal or interest hereunder when due;

      B.  assignment for the benefit of creditors by the undersigned;

      C. commencement of any proceeding under any law of any jurisdiction, now or hereafter in force, relating to bankruptcy, insolvency or otherwise to the protection or relief of debtors or the readjustment of indebtedness, by or against the undersigned; or

      D. termination of the undersigned's employment by the Payee for any reason.

      Upon any default described in paragraphs B and C above, this note shall automatically become immediately due and payable. Upon any default described in paragraph A above, this note, at the option of the holder, shall become immediately due and payable. Upon any default described in paragraph D above, this note, at the option of the holder, shall become due and payable on or after the 90th day following the date the undersigned's employment by the Payee is terminated, provided that if such termination of employment is due to the undersigned's death or disability in accordance with Section 4(c) of the Employment Agreement dated ___________, 1998 between the undersigned and the Payee (the "Employment Agreement") or effected by the Payee without "cause" in accordance with Section 4(b) of the Employment Agreement [or upon an event treated as a termination without "cause" pursuant to Section 5(e) or 5(f) thereof], then this note, at the option of the holder, shall only become due and payable on or after the first anniversary of the date the undersigned's employment by the Payee is so terminated.

      The undersigned hereby, to the fullest extent permitted by applicable law, (a) waives presentment, demand, notice, protest and all other demands and notices, in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this note; and (b) agrees to pay to the holder, on demand, all costs and expenses of collection, including, without limitation, reasonable attorneys' fees and legal expenses, incurred by the holder in enforcing this note, whether or not litigation is commenced.

      No failure by the holder to exercise, or delay by the holder in exercising, any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. Acceptance by the holder of any payment after the maturity of this note has been accelerated shall not constitute a waiver of such acceleration.

      This note shall be full recourse only with respect to $200,000 of the principal amount hereof and the interest on such portion of the principal amount (such principal and interest being herein referred to as the "Recourse Amount"). All payments of principal and interest hereunder shall be deemed to have been applied first to principal and interest due hereunder which is not included in the Recourse Amount.

      This note is secured by and entitled to the benefits of a Pledge Agreement of even date between the Payee and the undersigned.

      This note shall be assignable by the Payee. The word "holder", as used herein, shall mean the Payee or any endorsee of this note who is in possession of it, or the bearer if this note is at the time payable to bearer.

      A record of all payments of interest and principal shall be kept on separate records of the holder and no such record need be made or kept on this note.

      This note shall take effect as an instrument under seal and shall be governed by and construed in accordance with the law of the State of Maine.

WITNESS:


___________________________      ______________________________
                                 ROGER E. BROOKS

                                 Address:  16 Deerfield Road
                                           Sherborn, MA   01770



                              PLEDGE AGREEMENT

      The undersigned, Roger E. Brooks, an individual residing at 16 Deerfield Road, Sherborn, MA 01770 (the "Pledgor"), hereby agrees with Intelligent Controls, Inc., a Maine corporation having its principal place of business at 74 Industrial Park Road, Saco, Maine 04072 (the "Pledgee"), as follows:

      1. Pledge. For valuable consideration, the receipt whereof is hereby acknowledged by the Pledgor, the Pledgor hereby pledges, assigns and transfers to the Pledgee, and grants to the Pledgee a continuing security interest in, the shares of stock listed on Schedule A hereto (the "Original Stock") and all other Collateral (as hereinafter defined), to secure the due and punctual payment and performance of all of the liabilities and obligations of the Pledgor under that certain promissory note (the "Note") of even date herewith made by the Pledgor and payable to the order of the Pledgee in the original principal amount of $1,332,500, including principal, interest and costs and expenses of collection, and all liabilities and obligations of the Pledgor under this Agreement (collectively, the "Obligations"). The Original Stock and all proceeds thereof, including, without limitation, all stock dividends and "stock splits", if any, to which the Pledgor may be entitled (collectively, with the Original Stock, the "Stock"), all payments in lieu of fractional shares of Stock, all dividends, distributions and other payments made on or in respect of any Stock and all other property which the Pledgor may become entitled to receive on account thereof, are sometimes referred to herein collectively as the "Collateral".

      2. Payment and Performance of Obligations. The Pledgor shall pay, perform and observe each of the Obligations when due or required.

      3. Voting Power. Prior to an event of default (as defined in the Note), the Pledgor shall be entitled to exercise all voting powers pertaining to the Stock for all purposes not inconsistent with the provisions of this Agreement. The Pledgee shall have the right, in its discretion, to cause the transfer to itself or its nominee of any or all Collateral, at any time or times, upon and after the occurrence of any such event of default and to exercise all voting powers pertaining to the Stock for all purposes. Such transfer shall not constitute a sale or other disposition of Collateral.

      4.  Disposition of Collateral.

      (a) Upon and after any event of default which is then continuing, the Pledgee shall have, in addition to rights and remedies otherwise available to it, all of the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") then in effect in the State of Maine.

      (b) If any notice to the Pledgor of the sale or other disposition of Collateral is required by then applicable law, seven (7) days' prior notice (or, if longer, the shortest period of time permitted by then applicable law) to the Pledgor of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made shall constitute reasonable notification.

      (c) The Pledgee is authorized, at any such date, if the Pledgee deems it advisable to do so, in order to comply with any applicable securities laws, to restrict (i) the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Stock for their own account for investment, and not with a view to the distribution or resale thereof, or (ii) the manner of such sale or other disposition. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

      (d) If all or any part of the Collateral is sold on credit or for future delivery, the Collateral so sold may be retained by the Pledgee until the purchase price is paid in full. The Pledgee shall incur no liability in case of the failure of the purchaser to pay for the Collateral as so sold, or of the failure of the Pledgee to make any sale of Collateral after giving notice thereof, and in case of any such failure, such Collateral may again be sold upon the same notice as in the case of an original sale.

      (e) All moneys received by the Pledgee from any collection or any sale or other enforcement or disposition of Collateral shall be applied to Obligations as provided in paragraph 5 hereof.

      (f) Upon payment in full of all Obligations, the Pledgor shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations (unless another person is legally entitled thereto). If there is a deficiency, the Pledgor shall be responsible for the same, together with interest thereon at the rate of twelve percent (12%) per annum, except as otherwise specifically provided in the Note. Any return of Collateral by the Pledgee to the Pledgor shall be without representation or warranty of any nature whatsoever and wholly without recourse.

      5. Application of Proceeds. The Pledgee shall apply all moneys received by it from any collection or any sale or other enforcement or disposition of Collateral to Obligations in the following order: first, to the payment of any costs and expenses of collection of the Note and any costs and expenses incurred in enforcing its rights hereunder, including, without limitation, reasonable attorneys' fees and legal expenses, next to interest on the Note, and the balance, if any, to principal of the Note.

      6. Duty of Pledgee. The Pledgee shall have no duty as to the collection or protection of any Collateral (beyond reasonable care in the custody and preservation of Collateral while actually in its possession) or to preserve any rights with respect to any Collateral, including, without limitation, rights against prior parties; and the sole duty of the Pledgee shall be to receive payments and any Stock issued to the Pledgor, as and when received by the Pledgee, and to apply any such payments against Obligations as provided in paragraph 5.

      7. Rights of Pledgee. The Pledgee, in its discretion, may apply any and all proceeds of disposition of Collateral and other amounts collected or received, pursuant to this Agreement or in the exercise of its rights, remedies and powers hereunder, against Obligations, and may exercise said rights, remedies and powers without regard to the existence of any other security or sources of payment for any of the Obligations.

      8. Representations and Warranties. The Pledgor hereby represents and warrants to the Pledgee as follows:

      (a) The Pledgor is the sole owner, and (as to Collateral to be acquired after the date hereof) shall be the sole owner, of the Collateral, and has and shall have the right to transfer all Collateral and to grant a security interest therein to the Pledgee as provided in this Agreement.

      (b) All of the Collateral is and shall be genuine, free and clear of any restriction on transfer (except under any applicable securities laws), lien, security interest, option or other charge or encumbrance, except in favor of the Pledgee.

      (c) No other pledge or assignment of any Collateral has or shall have been made.

      9. Duties of Pledgor. Until all of the Obligations have been paid and performed in full, the Pledgor

      (a) Shall furnish to the Pledgee such stock powers and other instruments of transfer as may be required by the Pledgee to assure the transferability of Collateral.

      (b) Shall pay or cause to be paid, on or before the date when due, all taxes and assessments heretofore or hereafter levied or assessed against the Collateral, or any part thereof, or on this Agreement or on any of the Obligations.

      (c) Shall furnish to the Pledgee, promptly upon receipt thereof, copies of all material notices, requests and other writings received by the Pledgor relating to Collateral, and shall give prompt written notice to the Pledgee of any claim which may be made attacking or questioning the validity of this Agreement or of the security interest granted hereby, and of any legal proceeding which may be instituted against the Pledgor with respect thereto; and, at the cost and expense of the Pledgor, shall diligently endeavor to cure any alleged defect and shall take all necessary action for the defense of such legal proceeding; and the Pledgee (whether or not named as a party to any such legal proceeding) is hereby authorized and empowered to take such additional action, as, in its judgment, may be necessary for the defense of any such legal proceeding or the perfection, preservation or protection of this Agreement and of the security interest granted hereby.

      (d) Shall promptly execute and deliver all notices and other writings and take all such other action reasonably requested, at any time or times, by the Pledgee to perfect, preserve and protect and continue perfected the security interest granted hereby or to enable the Pledgee to exercise and enforce its rights, remedies and powers hereunder with respect to Collateral.

      (e) Shall deliver, if received by the Pledgor, all Collateral, immediately upon receipt thereof by the Pledgor (duly endorsed or assigned to the Pledgee as appropriate), in the identical form received by the Pledgor.

      (f) Shall not sell, assign, transfer, encumber or otherwise dispose of all or any part of the Collateral, or permit the Collateral to be sold, assigned, transferred or otherwise disposed of or encumbered, except in favor of the Pledgee, without the prior written consent of the Pledgee.

      10. Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Pledgee the true and lawful attorney of the Pledgor, with full power of substitution, in the place and stead of the Pledgor and in the name of the Pledgee or the Pledgor or otherwise, at any time or times, in the discretion of the Pledgee, to take any action and to execute any instrument or document which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation,

      (a) To receive, endorse and collect all checks and other orders or instruments for the payment of money made payable to the Pledgor representing any dividend payment or other distribution in respect of any or all other Collateral and to give full discharge for the same.

      (b) To execute endorsements, assignments or other instruments of conveyance or transfer with respect to any or all Collateral.

      (c) To demand, sue for, collect, receive and give acquittance for any monies due and to become due under or in respect of any or all Collateral.

      (d) To file any claims or take any action or institute any proceedings which the Pledgee may deem necessary or advisable for the collection of any or all Collateral or otherwise to enforce the rights of the Pledgee with respect thereto.

This power of attorney shall not be affected by any subsequent disability or incapacity of the Pledgor. No discretionary right, remedy or power granted to the Pledgee in this Agreement shall be deemed to impose any obligation whatsoever on the Pledgee with respect thereto (such rights, remedies and powers being solely for the protection of the Pledgee). If, however, the Pledgee elects to exercise any of such rights, remedies or powers, the Pledgee shall not be accountable for more than it actually receives as a result thereof, and it shall not be responsible to the Pledgor, except for willful misconduct or bad faith.

      11. Waivers. The Pledgor hereby waives presentment, demand, notice and protest, notice of acceptance of this Agreement, and, except as otherwise provided in paragraph 4, of all action by the Pledgee in reliance hereon. No course of dealing by the Pledgee and no failure or delay by the Pledgee in exercising any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Pledgee. No amendment, modification or waiver of any provision of this Agreement shall in any event be effective unless contained in a writing signed by the Pledgee, and then only to the extent specifically set forth therein. The rights, remedies and powers of the Pledgee, not only hereunder and under the Note, but also under the Employee Restricted Stock Purchase Agreement of even date herewith between the Pledgor and the Pledgee and under applicable law, are cumulative and may be exercised by the Pledgee at such time or times as the Pledgee may elect.

      12. Notices. No notice to or demand upon the Pledgor, in any instance, shall entitle the Pledgor to any other or further notice or demand under similar or other circumstances, unless expressly required by this Agreement or applicable law. All demands, notices and other communications from the Pledgee to the Pledgor hereunder shall be in writing and shall be deemed effective when delivered in hand or when sent by certified or registered mail, return receipt requested, or delivered to an express courier service and addressed to the Pledgor at the address of the Pledgor set forth in the introductory paragraph hereof, or such other address of which notice hereafter becomes effective as provided in this paragraph. All notices and other communications from the Pledgor to the Pledgee hereunder shall be in writing and shall be deemed effective when actually received by the Pledgee. Receipt shall be presumed if the Pledgor receives a return receipt from the post office, indicating delivery of such notice or other communication to the Pledgee at the address of the Pledgee set forth in the introductory paragraph hereof, marked, "Att: Board of Directors" or such other address of which notice hereafter becomes effective as provided in this paragraph.

      13. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

      14. Captions. The captions in this Agreement have been included for convenience of reference only, shall not define or limit the provisions hereof and shall not have any legal or other significance whatsoever.

      15. Miscellaneous. This Agreement shall be governed by and construed in accordance with the law of the State of Maine, shall be binding upon the Pledgor and his heirs, legal representatives and assigns, and shall inure to the benefit of the Pledgee and its successors and assigns. This Agreement shall remain in full force and effect until all of the Obligations have been paid and performed in full.

      WITNESS the execution hereof under seal this ___ day of _______, 1998.


WITNESS:                               INTELLIGENT CONTROLS, INC.


                                       By:  ______________________________
                                            Title:


WITNESS:
                                       ___________________________________
                                       ROGER E. BROOKS


SCHEDULE A

PLEDGED STOCK

STOCK                               CERTIFICATE NO.       NO. OF SHARES
-----------------------------------------------------------------------

Common Stock, no par value,
 of Intelligent Controls, Inc.      ___________               76,923
Common Stock, no par value, of
 Intelligent Controls, Inc.         ___________              410,000


          Election Under Section 83(b) of the Internal Revenue Code

      Pursuant to the provisions of Section 83(b) of the Internal Revenue Code, the undersigned (the "Taxpayer") hereby elects to include in gross income, for the taxable year set forth below, the excess, if any, of the fair market value of the property described below (valued as of the time of transfer) over the amount (if any) paid therefor. Pursuant to the provisions of Section 1.83-2(e)(7) of the Treasury regulations, the Taxpayer hereby states that copies of this election have been furnished to the persons described in Section 1.83-2(d) of such regulations.

      (1)   Name of Taxpayer:         Roger E. Brooks

      (2)   Address of Taxpayer:      16 Deerfield Road
                                      Sherborn, Massachusetts  01770

      (3)   Social Security Number:   [_______________________]

      (4)   Description of Property
      Covered by Election:            486,923 shares (the "Shares") of
                                      common stock, no par value, of
                                      Intelligent Controls, Inc., a Maine
                                      corporation (the "Company")

   (5)   Date Property
         Transferred:                                 , 1998

   (6)   Taxable Year For Which
         Election is Made:            1998

   (7)   Fair Market Value of
         Property At Time of
         Transfer:*                   $1,582,500

   (8)   Amount Paid for Property:    $1,582,500

   (9)   Nature of Restrictions
         to Which Property is
         Subject: The Shares vest as follows: (i)76,923 Shares on the date of issuance; (ii) 25,625 of the remaining number of Shares upon the passage of every three months; (iii) immediately with respect to all of the remaining Shares, upon the sale of all or substantially all of the Company's assets or stock, or a upon a "change of control" of the Company. A "change of control" means:
                                      (A) any person or entity, other than
                                      an existing Company shareholder,
                                      becomes the beneficial owner of 50% or
                                      more of the voting power of the
                                      Company; (B) a change in the majority
                                      of the Company's directors, other than
                                      a change approved by the Company's
                                      current shareholders; or (C) a sale of
                                      substantially all of the Company by
                                      sale of assets, stock, merger,
                                      consolidation or other reorganization;
                                      provided, however, that the
                                      reorganization or recapitalization of
                                      the Company not constituting a sale to
                                      a purchaser for value will not
                                      constitute a sale resulting in vesting
                                      of such Shares; and (iv) with respect
                                      to 102,500 of the remaining number of
                                      Shares, upon the Purchaser's death or
                                      disability, or upon any of certain
                                      events deemed to constitute a
                                      termination of Purchaser's employment
                                      by the Company without cause, in
                                      addition to any Shares which have
                                      previously vested. Unvested Shares are
                                      subject to repurchase by the issuer
                                      upon termination of the Taxpayer's
                                      employment by the Company at the
                                      amount paid therefor.

Dated: _________________, 1998        _________________________________
                                      Roger E. Brooks

* (determined without regard to any restrictions other than restrictions which by their terms will never lapse)


                  Instructions Re:  Section 83(b) Election


      1. When to File -The election must be filed not later than 30 days after the date the property is transferred. If mailed, it should be sent Registered Mail -Return Receipt Requested and the white Post Office receipt, showing the date of registration (which under these circumstances is deemed the date of filing), along with the green return receipt, establishing the date of actual delivery, should be permanently retained with the taxpayer's tax records for the year involved.

      2. Where to File -One original copy of the election should be filed with the Internal Revenue office with which the taxpayer files his income tax returns. In addition, one original copy of the election must be submitted with the taxpayer's income tax return for the taxable year involved.

      3. Additional Copies -Section 1.83-2(d) of the Treasury regulations requires that a copy of the election be furnished to (1) the person for whom the services are performed, and (2) the person to whom the property is transferred if the property is transferred to someone other than the person who performed the services.

      4. Revocability -Once filed, an election under Section 83(b) can be revoked only in exceptional cases, and then only with the consent of the Commissioner of Internal Revenue.